FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD SECOND QUARTER RESULTS

Net sales increase 15%, or 10% in local currencies
Company raises low end of 2011 Guidance

MELVILLE, N.Y.  - August 2, 2011 - Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners, today reported record financial results for the quarter ended June 25, 2011.
Net sales for the second quarter of 2011 were $2.1 billion, an increase of 15.2% compared with the second quarter of 2010.  This consists of 10.1% growth in local currencies and 5.1% growth related to foreign currency exchange.  Internal sales growth in local currencies was 5.6% (see Exhibit A for details of sales growth).
Net income attributable to Henry Schein, Inc. for the second quarter of 2011 was $94.5 million or $1.01 per diluted share, an increase of 12.5% and 12.2%, respectively, compared with the second quarter of 2010.
“We are proud to report double-digit sales growth in local currencies during the second quarter, as each of our five business groups continued to gain market share,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.
North American Dental sales of $709.3 million increased 4.7%, consisting of 4.0% growth in local currencies and 0.7% growth related to foreign currency exchange.  The 4.0% growth in local currencies included 4.8% growth in Dental consumable merchandise sales and 1.3% growth in Dental equipment sales and service revenues.
“The North American Dental group had internal sales growth in local currencies of 3.4%, which is the highest quarterly growth rate we have reported in nearly three years,” commented Mr. Bergman.  “Sales of Dental consumable merchandise have increased for eight consecutive quarters and Dental equipment sales and service revenues have increased for six consecutive quarters.  We view this as a positive indication of continued gradual improvement in the dental market and of our strength in that business.”

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North American Medical sales of $317.3 million increased 10.8%.  “We are very pleased to report a second consecutive quarter of double-digit sales growth in our North American Medical business, and we believe that we continue to gain share in this market,” remarked Mr. Bergman.
North American Animal Health sales of $260.3 million increased 10.9%.  “We are delighted to be reporting internal sales growth of nearly 11% and believe our performance is well in excess of market growth.  We continue to drive sales by expanding the breadth and depth of our product offerings, and strengthening customer relationships,” commented Mr. Bergman.
International sales of $781.7 million increased 29.8%, consisting of 15.1% growth in local currencies and 14.7% growth related to foreign currency exchange.
“Solid International internal sales growth in local currencies during the quarter was complemented by the acquisition of Provet Holdings, which was completed at the beginning of this year.  As we expected, we saw a significant increase in sales of dental equipment in Europe, particularly in Germany, following the biennial IDS trade show in March.  This contributed to internal dental equipment growth of more than 4% in the second quarter for the International group as a whole,” added Mr. Bergman.
Technology and Value-Added Services sales of $62.1 million increased 28.3% during the quarter, consisting of 26.3% growth in local currencies and 2.0% growth related to foreign currency exchange.
“Our Technology and Value-Added Services group has posted double-digit sales growth in local currencies for five consecutive quarters, with growth in excess of 20% for the past three quarters,” explained Mr. Bergman.  “Second quarter results include particular strength in our electronic services and financial services businesses.”

Stock Repurchase Plan
The Company announced that it repurchased 71,338 shares of its common stock during the second quarter at an average price of $70.09 per share.  The impact of the repurchase of shares on second quarter diluted EPS was immaterial.  At the end of the second quarter, the Company had $67.9 million authorized for future repurchases of its common stock.

Year-to-Date Results
For the first half of 2011, net sales of $4.1 billion increased 13.0% compared with the first half of 2010.  This increase includes 10.0% growth in local currencies and 3.0% growth related to foreign currency exchange.

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Net income attributable to Henry Schein, Inc. for the first half of 2011 was $171.0 million or $1.83 per diluted share, an increase of 11.6% and 10.9%, respectively, compared with first half 2010 adjusted net income, which excludes restructuring costs of $12.3 million or $0.09 per diluted share.  EPS growth was 17.3% on an as-reported basis (see Exhibit B for reconciliation of GAAP net income and EPS to non-GAAP adjusted net income and EPS).

2011 EPS Guidance
Henry Schein today updated 2011 financial guidance, as follows:
•	2011 diluted EPS attributable to Henry Schein, Inc. is expected to be in the range of $3.92 to $3.98.
This compares to our previous guidance of $3.88 to $3.98.
•
Guidance for 2011 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations as well as completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Second Quarter Conference Call Webcast
The Company will hold a conference call to discuss second quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is the largest provider of health care products and services to office-based practitioners.  The Company is recognized for its excellent customer service and highly competitive prices.  The Company's five businesses – North American Dental, North American Medical, North American Animal Health, International and Technology – serve more than 700,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health practices, as well as government and other institutions.
The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry

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Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.  Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.
Headquartered in Melville, N.Y., Henry Schein employs more than 14,000 people and has operations or affiliates in 25 countries.  The Company's net sales reached a record $7.5 billion in 2010.  For more information, visit the Henry Schein Web site at www.henryschein.com.

In accordance with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate" or other comparable terms. A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: recently enacted healthcare legislation; effects of a highly competitive market; changes in the healthcare industry; changes in regulatory requirements; risks from expansion of customer purchasing power and multi-tiered costing structures; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; risks from disruption to our information systems; general economic conditions; decreased customer demand and changes in vendor credit terms; disruptions in financial markets; our dependence upon sales personnel, manufacturers and customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation. The order in which these factors appear should not be construed to indicate their relative importance or priority.

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:         Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 25,	June 26,	June 25,	June 26,
	2011	2010	2011	2010

Net sales	$2,130,640	$1,849,401	$4,078,401	$3,609,711
Cost of sales	1,518,416	1,303,757	2,900,355	2,551,034
Gross profit	612,224	545,644	1,178,046	1,058,677
Operating expenses:
Selling, general and administrative	461,009	407,638	902,531	804,627
Restructuring costs	-	-	-	12,285
Operating income	151,215	138,006	275,515	241,765
Other income (expense):
Interest income	4,192	3,508	8,125	6,896
Interest expense	(7,902)	(9,185)	(15,987)	(18,272)
Other, net	758	474	1,081	359
Income before taxes, equity in earnings of affiliates
and noncontrolling interests	148,263	132,803	268,734	230,748
Income taxes	(47,340)	(41,435)	(86,493)	(73,659)
Equity in earnings of affiliates	4,133	1,795	5,786	3,326
Net income	105,056	93,163	188,027	160,415
Less: Net income attributable to noncontrolling interests	(10,581)	(9,162)	(17,057)	(15,514)
Net income attributable to Henry Schein, Inc.	$94,475	$84,001	$170,970	$144,901

Earnings per share attributable to Henry Schein, Inc.:

Basic	$1.04	$0.93	$1.88	$1.61
Diluted	$1.01	$0.90	$1.83	$1.56

Weighted-average common shares outstanding:
Basic	90,766	90,021	90,710	89,733
Diluted	93,446	93,352	93,330	92,984

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HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 25,	December 25,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$161,789	$150,348
Accounts receivable, net of reserves of $61,216 and $56,267	963,073	885,784
Inventories, net	926,722	870,206
Deferred income taxes	54,178	48,951
Prepaid expenses and other	243,248	214,013
Total current assets	2,349,010	2,169,302
Property and equipment, net	270,021	252,573
Goodwill	1,512,702	1,424,794
Other intangibles, net	447,501	405,468
Investments and other	304,525	295,334
Total assets	$4,883,759	$4,547,471

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$605,785	$590,029
Bank credit lines	49,236	41,508
Current maturities of long-term debt	21,186	4,487
Accrued expenses:
Payroll and related	170,314	172,746
Taxes	125,721	91,581
Other	264,703	267,736
Total current liabilities	1,236,945	1,168,087
Long-term debt	372,924	395,309
Deferred income taxes	197,538	190,225
Other liabilities	77,368	76,753
Total liabilities	1,884,775	1,830,374

Redeemable noncontrolling interests	424,164	304,140
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
92,384,610 outstanding on June 25, 2011 and
91,939,477 outstanding on December 25, 2010 and	924	919
Additional paid-in capital	541,373	601,014
Retained earnings	1,928,138	1,779,178
Accumulated other comprehensive income	102,921	30,514
Total Henry Schein, Inc. stockholders' equity	2,573,356	2,411,625
Noncontrolling interests	1,464	1,332
Total stockholders' equity	2,574,820	2,412,957
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$4,883,759	$4,547,471

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HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 25,	June 26,	June 25,	June 26,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$105,056	$93,163	$188,027	$160,415
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	29,121	25,772	57,469	50,344
Amortization of bond discount	-	1,587	-	3,135
Stock-based compensation expense	9,615	6,857	17,960	12,999
Provision for losses on trade and other accounts receivable	994	1,328	2,722	2,322
Benefit from deferred income taxes	(3,493)	(6,103)	(10,265)	(5,831)
Undistributed earnings of affiliates	(4,133)	(1,795)	(5,786)	(3,326)
Other	407	1,288	2,242	2,649
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(20,892)	(26,460)	(9,902)	(33,854)
Inventories	10,846	17,782	3,902	32,264
Other current assets	(9,969)	(26,141)	(11,100)	(18,411)
Accounts payable and accrued expenses	20,161	20,035	(49,977)	(73,718)
Net cash provided by operating activities	137,713	107,313	185,292	128,988

Cash flows from investing activities:
Purchases of fixed assets	(10,306)	(8,480)	(20,764)	(17,542)
Payments for equity investments and business
acquisitions, net of cash acquired	(10,022)	(95,652)	(143,636)	(204,598)
Purchases of available-for-sale securities	-	-	-	(26,984)
Proceeds from sales of available-for-sale securities	50	100	2,150	1,400
Proceeds from maturities of available-for-sale securities	-	11,996	-	11,996
Other	(1,078)	1,027	230	307
Net cash used in investing activities	(21,356)	(91,009)	(162,020)	(235,421)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(47,989)	263	7,671	(668)
Proceeds from issuance of long-term debt	101	-	3,101	-
Principal payments for long-term debt	(22,390)	(48,332)	(23,916)	(50,175)
Proceeds from issuance of stock upon exercise of stock options	9,124	5,756	27,938	21,036
Payments for repurchases of common stock	(5,000)	-	(32,098)	-
Excess tax benefits related to stock-based compensation	1,055	1,829	6,852	6,351
Distributions to noncontrolling shareholders	(5,355)	(6,438)	(6,417)	(7,736)
Acquisition of noncontrolling interests in subsidiaries	(3,000)	-	(3,366)	(10,000)
Other	-	(90)	(90)	(180)
Net cash provided by financing activities	(73,454)	(47,012)	(20,325)	(41,372)

Net change in cash and cash equivalents	42,903	(30,708)	2,947	(147,805)
Effect of exchange rate changes on cash and cash equivalents	2,174	(3,564)	8,494	(2,233)
Cash and cash equivalents, beginning of period	116,712	355,388	150,348	471,154
Cash and cash equivalents, end of period	$161,789	$321,116	$161,789	$321,116

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

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Exhibit A

Henry Schein, Inc.
2011 Second Quarter
Sales Growth Rate Summary
(unaudited)

Q2 2011 over Q2 2010

	Consolidated	N.A. Dental	N.A. Medical	N.A. Animal Health	International	Technology/ VAS

Internal Sales Growth	5.6%	3.4%	8.7%	10.9%	3.8%	12.6%

Acquisitions	4.5%	0.6%	2.1%	0.0%	11.3%	13.7%

Local Currency Sales Growth	10.1%	4.0%	10.8%	10.9%	15.1%	26.3%

Foreign Currency Exchange	5.1%	0.7%	0.0%	0.0%	14.7%	2.0%

Total Sales Growth	15.2%	4.7%	10.8%	10.9%	29.8%	28.3%

Q2 YTD 2011 over Q2 YTD 2010

	Consolidated	N.A. Dental	N.A. Medical	N.A. Animal Health	International	Technology/ VAS

Internal Sales Growth	4.7%	3.2%	9.3%	9.3%	1.9%	13.2%

Acquisitions	5.3%	2.3%	2.3%	1.9%	10.5%	11.5%

Local Currency Sales Growth	10.0%	5.5%	11.6%	11.2%	12.4%	24.7%

Foreign Currency Exchange	3.0%	0.7%	0.0%	0.0%	8.1%	1.4%

Total Sales Growth	13.0%	6.2%	11.6%	11.2%	20.5%	26.1%

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Exhibit B

Henry Schein, Inc.
2011 Second Quarter and YTD
Reconciliation of GAAP results of net income attributable to Henry Schein, Inc. to non-GAAP results of net income attributable to Henry Schein, Inc.
(in thousands, except per share data)
(unaudited)

	Second Quarter			YTD
			%			%
	2011	2010	Growth	2011	2010	Growth
From Net Income Attributable to Henry Schein, Inc.
Net Income Attributable to Henry Schein, Inc.	$94,475	$84,001	12.5%	$170,970	$144,901	18.0%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.01	$0.90	12.2%	$1.83	$1.56	17.3%

Non-GAAP Adjustments (after-tax)
Restructuring costs	$-	$-		$-	$8,260
Net Income attributable to Henry Schein, Inc.	$0	$0		$0	$8,260
Diluted EPS from Net Income attributable to Henry Schein, Inc.	$0.00	$0.00		$0.00	$0.09

Adjusted Results From Net Income Attributable to
Henry Schein, Inc.
Net Income attributable to Henry Schein, Inc.	$94,475	$84,001	12.5%	$170,970	$153,161	11.6%
Diluted EPS from Net Income attributable to Henry
Schein, Inc.	$1.01	$0.90	12.2%	$1.83	$1.65	10.9%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.

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